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                                                                   Exhibit 21.1


                              List of Puma Subsidiaries
                              -------------------------

                                                                    Place of
Name of Subsidiary                                                Incorporation
------------------                                                -------------

Puma Technology K.K.                                               Japan
ProxiNet, Inc.                                                     Delaware
ProxiNet International, Inc.                                       Cayman Islands
Puma Ireland                                                       California
IntelliLink Corp.                                                  New Hampshire
PacificTech Acquisition Corporation                                Delaware
Rocket Kitty Acquisition Corp.                                     Delaware